Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 1, 2024, with respect to the financial statements of Roth CH V Holdings, Inc. contained in the Registration Statement on Form S-1 (File No. 333-284076) filed on January 10, 2025 and related Final Prospectus filed on January 23, 2025, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

February 14, 2025